                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K/A

                       Current Report Pursuant to Section 13 or
                         15(d) of The Securities Act of 1934



                  Date of Report (Date of earliest event reported):

                             August 4, 1998 (May 21, 1998)



                              RECYCLING INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


Colorado                      0-20179             84-1103445
--------------------------------------------------------------------------------
(State or other               (Commission         (I.R.S. Employer
jurisdiction                  File Number)        Identification
of incorporation)                                 Number)




                         9780 South Meridian Blvd., Suite 180
                              Englewood, Colorado  80112
--------------------------------------------------------------------------------
                 (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code: (303) 790-7372


                                    Not Applicable
--------------------------------------------------------------------------------
            (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


     On May 21, May 22, May 28 and May 29, the Registrant completed the following significant acquisitions and other insignificant acquisitions included in ITEM 5. The purchase price for each acquisition is subject to post-closing adjustments pursuant to the Asset Purchase Agreements.

ACQUISITION OF THE ASSETS OF REPUBLIC ALLOYS, INC.

     On May 22, 1998, Recycling Industries of Charlotte, Inc., a wholly-owned subsidiary of the Registrant, acquired substantially all of the scrap metals recycling assets and business of Republic Alloys, Inc. ("Republic"), a privately held metals recycler and crane operator with operations in the Charlotte, North Carolina area.

     The assets acquired from Republic consist of heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. The Registrant also purchased approximately 13.5 acres of real property, buildings and improvements used in the metals recycling business.

     The total purchase price for Republic was $12,868,600, comprised of $10,160,000 in cash, 5,080 shares of the Registrant's Series K Redeemable Convertible Preferred Stock having a stated value of $2,540,000, or $500 per share and 30,000 shares of the Registrant's Common Stock, $.001 par value per share, having a stated value of $168,600, or $5.62 per share.


     The cash portion of the purchase price was financed, in part, from the Registrant's credit facility and proceeds from the New Subordinated Notes described in Item 5, below. The purchase price was determined through arm's length negotiations.


     The Registrant will continue the metals recycling operations of Republic. The crane business was not acquired by the Registrant.


ACQUISITION OF PEANUT CITY IRON & METAL CO., INC.

     On May 28, 1998, Recycling Industries of Suffolk, Inc., a wholly-owned subsidiary of the Registrant, acquired substantially all of the scrap metals recycling assets and business of Peanut City Iron & Metal Co., Inc. ("Peanut City"), a privately held metals recycler with operations in the Suffolk, Virginia area.

     The assets acquired from Peanut City consist of heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. The Registrant also purchased from Peanut City approximately 3 acres of real property, buildings and improvements used in the metals recycling business.

     The total purchase price for Peanut City was $3,400,000, comprised of $2,897,500 in cash and 1,005 shares of the Registrant's Series J Redeemable Convertible Preferred Stock having a stated value of $502,500, or $500 per share.

     The cash portion of the purchase price was financed, in part, from the Registrant's credit facility and proceeds from the New Subordinated Notes described in Item 5, below. The purchase price was determined through arm's length negotiations.

     The Registrant will continue the metals recycling operations of Peanut
City.




ACQUISITION OF FEREX CORPORATION

     On May 28, 1998, Recycling Industries, Inc. acquired all of the capital stock of Ferex Corporation ("FEREX"), headquartered in Tyler, Texas.


     Ferex is a metals recycler and auto crusher with operations in Arkansas, Oklahoma and Texas. Ferex operates 16 facilities, a scrap brokering business, six mobile auto crushing units that operate in a six state geographic region, one non-ferrous shredder and one non-ferrous wire chopper operation.


     The total aggregate purchase price for Ferex was $46,347,000, comprised of $28,936,000 in cash, 556,944 shares of the Registrant's Common Stock, $.001 par value per share having a value of $6.125 per share or $3,411,000 on May 28, 1998 and $14,000,000 of assumed liabilities. The purchase price is subject to post-closing adjustments pursuant to the Agreement and Plan of Share Exchange.


     The cash portion of the purchase price was financed, in part, from the proceeds of the Registrant's credit facility and proceeds from the New Subordinated Notes described in ITEM 5, below. The purchase price was determined through arm's length negotiations.


     The Registrant will continue the operations of Ferex.

ITEM 5. OTHER EVENTS.



ACQUISITION OF THE ASSETS OF C&J CRUSHING, INC.



     On May 21, 1998, Recycling Industries, of Greensboro Inc., a wholly-owned subsidiary of the Registrant, acquired substantially all of the scrap metals recycling assets and business of C&J Crushing, Inc. ("C&J Crushing"), a privately held North Carolina corporation with operations in the Landis, North Carolina area.



     The assets owned by C&J Crushing consist primarily of heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. The Registrant also purchased from C&J Crushing approximately 3.5 acres of real property, buildings and improvements used in the metals recycling business.



     The total purchase price for C&J Crushing was $1,450,000, comprised of $1,160,000 of cash and 580 shares of the Registrant's Series L Redeemable Convertible Preferred Stock valued at $290,000, or $500 per share. The purchase price was financed, in part, from the Registrant's credit facility and proceeds from the New Subordinated Notes. The purchase price was determined through arm's length negotiations.



     The Registrant will continue the metals recycling operations of C&J
Crushing.



ACQUISITION OF THE ASSETS OF PRO RECYCLING, LLC



     On May 22, 1998, Recycling Industries of Wisconsin, Inc., a wholly-owned subsidiary of the Registrant, acquired substantially all of the scrap metals recycling assets and business of Pro Recycling, L.L.C. ("Pro Recycling"), a privately-held Wisconsin limited liability company with operations in the Milwaukee, Wisconsin area.



     The assets of Pro Recycling consist primarily of heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. Also as part of the transaction the Registrant also purchased from Lewinsky Iron and Metal and AA Investment three separate parcels of real property, buildings and improvements used in the metals recycling business.



     The total purchase price for Pro Recycling was $3,000,000, comprised of $2,485,000 of cash and 1,030 shares of the Registrant's Series M Redeemable Convertible Preferred Stock valued at $515,000, or $500 per share.
 The cash portion of the purchase price was financed, in part, from the Registrant's credit facility and proceeds from the New Subordinated Notes. The purchase price was determined through arm's length negotiations.



     The Registrant will continue the metals recycling operations of Pro Recycling.



ACQUISITION OF MCKINNEY SMELTING, INC.



     On May 29, 1998, Ferex Metals Recycling of McKinney, Inc., a wholly owned subsidiary of Recycling Industries, Inc., completed the acquisition of substantially all of the assets of McKinney Smelting, Inc., with operations in the McKinney, Texas area.



     The assets acquired from McKinney consist of heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals.



          The total purchase price for McKinney was $2,940,000 and was funded, in part, from the proceeds of the Registrant's credit facility and the New Subordinated Notes. The purchase price was determined through arm's length negotiations.



     The Registrant will continue the operations of McKinney.


NEW SUBORDINATED NOTES

     On May 29, 1998, the Registrant issued an additional $50 million of 13% Subordinated Notes, due in 2005, placed to a group of investors that includes Sun America Life Insurance Company (the "New Subordinated Notes"). The terms of the New Subordinated Notes are substantially similar to the $60 million of Subordinated Notes issued by the Registrant on December 4, 1997.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(a) PRO FORMA FINANCIAL INFORMATION.

     1. Unaudited pro forma consolidated financial statements for Recycling Industries, Inc. and Subsidiaries and introduction and notes.

(b) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     1. Required financial statements of significant business acquired:
        - Republic Alloys, Inc.
        - Peanut City Iron & Metal Co.
        - Ferex Corporation



     C & J Crushing, Inc., Pro Recycling L.L.C., and McKinney Smelting, Inc. do not require audited financial statements as these businesses acquired are not significant to the Registrant.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RECYCLING INDUSTRIES, INC.



Date: August 4, 1998


                                       By /s/ Thomas J. Wiens
                                          ------------------------
                                          Thomas J. Wiens, Chairman and CEO

                        RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS
                           SIX MONTHS ENDED MARCH 31, 1998
              (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE INFORMATION)


                                                 RECYCLING
                                             INDUSTRIES, INC.                                               CONSOLIDATED
                                              & SUBSIDIARIES      ACQUISITIONS         PRO FORMA              PRO FORMA
                                              MARCH 31, 1998       (Note 2)           ADJUSTMENTS          MARCH 31, 1998
                                             -------------------------------------------------------------------------------
Net sales                                        $  101,117        $  35,118          $   37,224    (8)     $     173,459
Cost of sales and operating expenses                 82,704           28,835              26,005    (8)           137,213
                                                                                            (331)   (16)
Depreciation                                          3,049              158                 485    (8)             5,123
                                                                                           1,431    (4)
                                              ----------------------------------------------------      ------------------
Gross profit                                         15,364            6,125               9,634                   31,123
                                              ----------------------------------------------------      ------------------
Depreciation and amortization                           506               52                 570    (4)             1,131
                                                                                               3    (8)
Selling, general and administrative expenses          6,387            4,453               2,467    (8)            12,819
                                                                                            (488)   (10)
                                              ----------------------------------------------------      ------------------
Operating income                                      8,471            1,620               7,082                   17,173
                                              ----------------------------------------------------      ------------------
Other income (expense):
    Interest expense                                 (7,033)            (317)             (5,514)   (5)           (12,989)
                                                                                            (125)   (8)
    Miscellaneous                                      (151)             237                 619    (8)               412
                                                                                            (293)   (15)
                                              ----------------------------------------------------      ------------------
    Total other income (expense)                     (7,184)             (80)             (5,313)                 (12,577)
                                              ----------------------------------------------------      ------------------
Earnings before income taxes                          1,287            1,540               1,769                    4,596
   and extraordinary loss
Income tax provision                                   (493)             (47)             (1,443)   (6)            (1,983)
                                              ----------------------------------------------------      ------------------
Earnings (loss) before extraordinary loss on
   extinguishment of debt                               794            1,493                 326                    2,613

Preferred stock dividends                               359                -                 197    (14)              556
                                              ----------------------------------------------------      ------------------
Net earnings available to common
    shareholders                                 $      435         $  1,493          $      129             $      2,057
                                              ----------------------------------------------------      ------------------
                                              ----------------------------------------------------      ------------------
 Earnings per common share (Note 12):
    Basic earnings per common share
       before extraordinary item                 $     0.03                                                  $       0.11
                                              --------------                                            ------------------
                                              --------------                                            ------------------
Weighted average shares outstanding              16,732,000                            1,475,000    (12)       18,207,000
                                              --------------                    ------------------      ------------------
                                              --------------                    ------------------      ------------------
   Diluted earnings per common share
      before extraordinary item                    $   0.02                                                        $ 0.07
                                              --------------                                            ------------------
                                              --------------                                            ------------------
Weighted average shares outstanding              24,676,000                            3,165,000    (12)       27,841,000
                                              --------------                    ------------------      ------------------
                                              --------------                    ------------------      ------------------


             See accompanying introduction and notes to unaudited pro forma consolidated financial statements.

                        RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS
                        TWELVE MONTHS ENDED SEPTEMBER 30, 1998
              (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE INFORMATION)




                                                 RECYCLING
                                              INDUSTRIES, INC.                                                     CONSOLIDATED
                                               & SUBSIDIARIES         PRIOR        ACQUISITIONS       PRO FORMA      PRO FORMA
                                            SEPTEMBER 30, 1997   ACQUISITIONS       (Note 2)        ADJUSTMENTS  SEPTEMBER 30, 1997
                                            --------------------------------------------------------------------------------------

Net sales                                     $   62,424          $ 182,712       $  75,753       $    23,516  (9)    $   344,405
Cost of sales and operating expenses              53,408            144,416          60,804            21,231  (9)        279,528
                                                                                                         (331)(16)
Depreciation                                       1,771              3,503           1,848             2,278  (4)          9,942
                                                                                                          542  (9)
                                            ------------------------------------------------------------------     ---------------
Gross profit                                       7,245             34,793          13,101              (204)             54,935
                                            ------------------------------------------------------------------     ---------------
Depreciation and ammortization                       821                 40               7             1,538  (4)          2,406
Selling, general and administrative expenses       3,400             12,089           6,812               886  (9)         18,143
                                                                                                       (5,044)(10)
                                            ------------------------------------------------------------------     ---------------
Operating income                                   3,024             22,664           6,282             2,416              34,386
                                            ------------------------------------------------------------------     ---------------
Other income (expense):
    Interest expense                              (2,616)            (1,502)           (800)          (20,638) (5)        (25,978)
                                                                                                         (422) (9)
    Miscellaneous                                     73              2,648             354               496  (9)          1,205
                                                                                                       (2,366)(15)
                                            ------------------------------------------------------------------     ---------------
    Total other income (expense)                  (2,543)             1,146            (446)          (22,930)            (24,773)
                                            ------------------------------------------------------------------     ---------------
Earnings (loss) before income taxes                  481             23,810           5,836           (20,514)              9,613
   and extraordinary loss
Income tax benefit (provision)                       595                  -            (648)           (3,338) (6)         (3,391)
                                            ------------------------------------------------------------------     ---------------
Earnings (loss) before extraordinary loss
   on extinguishment of debt                       1,076             23,810           5,188           (23,852)              6,222
Preferred stock dividends                            364                  -               -             1,095 (14)          1,459
                                            ------------------------------------------------------------------     ---------------
Net earnings available to common
    shareholders                                    $712         $   23,810        $  5,188       $   (24,947)        $     4,763
                                            ------------------------------------------------------------------     ---------------
                                            ------------------------------------------------------------------     ---------------

 Earnings per common share (Note 12):
    Basic earnings per common share
       before extraordinary item             $      0.05                                                              $      0.28
                                            --------------                                                         ---------------
                                            --------------                                                         ---------------

Weighted average shares outstanding           13,894,000                                            3,151,000 (12)     17,045,000
                                            --------------                                    ---------------      ---------------
                                            --------------                                    ---------------      ---------------
   Diluted earnings per common share
      before extraordinary item              $      0.05                                                              $      0.20
                                            --------------                                                         ---------------
                                            --------------                                                         ---------------
Weighted average shares outstanding           15,058,000                                           12,773,000 (12)     27,831,000
                                            --------------                                    ---------------      ---------------
                                            --------------                                    ---------------      ---------------



            See accompanying introduction and notes to unaudited pro forma consolidated financial statements.

                        RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                                  AS OF MARCH 31, 1998
                                 (THOUSANDS OF DOLLARS)




                                             RECYCLING
                                          INDUSTRIES, INC.                                                        CONSOLIDATED
                                           & SUBSIDIARIES          ACQUISITIONS            PRO FORMA                PRO FORMA
                                           MARCH 31, 1998            (Note 2)             ADJUSTMENTS            MARCH 31, 1998
                                          --------------------------------------------------------------------------------------
CURRENT ASSETS:
      Cash                                  $    2,008             $   5,578              $    497      (2)          $    2,505
                                                                                            (5,578)     (3)
      Accounts receivable, net                  33,091                 7,103                 3,536      (2)              36,627
                                                                                            (7,103)     (3)

      Inventories                               17,451                 1,631                 1,496      (2)              18,947
                                                                                            (1,631)     (3)
      Deferred income taxes                      1,100                  (327)                  327      (3)               1,100
      Prepaid expenses and deposits              2,811                   163                   200      (2)               3,011
                                                                                              (163)     (3)
                                          ---------------------------------------------------------         --------------------
           Total Current Assets                 56,461                14,148                (8,419)                       62,190
                                          ---------------------------------------------------------         --------------------
PROPERTY, PLANT AND EQUIPMENT, NET             150,120                10,170                22,878      (2)             172,998
                                                                                           (10,170)     (3)
                                          ---------------------------------------------------------         --------------------
                                               150,120                10,170                12,708                      172,998
                                          ---------------------------------------------------------         --------------------
OTHER ASSETS:
      Notes receivable                               -                   854                   792      (2)                 792
                                                                                              (854)     (3)
      Note receivable, related party             2,490                     -                     -                        2,490

      Deferred income taxes                      1,098                   272                  (272)     (3)               1,098

      Other asssets, net of amortization        28,743                   771                44,921      (2)              75,782
                                                                                              (771)     (3)
                                                                                             2,118      (7)
                                          ---------------------------------------------------------         --------------------
           Total Other Assets                   32,331                 1,897                45,934                       80,162
                                          ---------------------------------------------------------         --------------------
TOTAL ASSETS                                  $238,912              $ 26,215             $  50,223                  $   315,350
                                          ---------------------------------------------------------         --------------------
                                          ---------------------------------------------------------         --------------------



                 See accompanying introduction and notes to unaudited pro forma consolidated financial statements.

                        RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                                  AS OF MARCH 31, 1998
                                 (THOUSANDS OF DOLLARS)




                                                    RECYCLING
                                                 INDUSTRIES, INC.                                                CONSOLIDATED
                                                    SUBSIDIARIES    ACQUISITIONS      PRO FORMA                    PRO FORMA
                                                   MARCH 31, 1998      (Note 2)       ADJUSTMENTS                MARCH 31, 1998
                                                   ----------------------------------------------------------------------------
CURRENT LIABILITIES:
      Current maturities of long-term debt            $   3,280       $   1,475     $  (1,475)      (3)           $    3,280

      Accounts payable                                    8,296           2,200           630       (2)                8,926
                                                                                       (2,200)      (3)
      Other current liabilities                           5,940             328           325       (2)                6,265
                                                                                         (328)      (3)
      Intercompany payable                                    -               -        (5,436)      (2)                    -
                                                                                        5,436       (7)
                                                   --------------------------------------------          ----------------------
          Total  Current Liabilities                     17,516           4,003        (3,048)                         18,471
                                                   --------------------------------------------          ----------------------
LONG-TERM DEBT:
      Long-term debt, less current maturities           139,831           8,086        66,302       (2)(13)           202,815
                                                                                       (8,086)      (3)
                                                                                       (3,318)      (7)
      Deferred income taxes                                   -               -         3,000       (2)                3,000

      Other long-term liabilities                        14,612               -         1,025       (2)               15,637
                                                   --------------------------------------------          ----------------------
          Total Long-term Debt                          154,443           8,086        58,923                        221,452
                                                   --------------------------------------------          ----------------------
      Total Liabilities                                 171,959          12,089        55,875                        239,923
                                                   --------------------------------------------          ----------------------
COMMITMENTS & CONTINGENCIES:
      Redeemable common stock                             1,500               -             -                          1,500
                                                   --------------------------------------------          ----------------------
STOCKHOLDERS' EQUITY:

      Preferred Stock                                    19,660               -         3,848       (2)(11)           23,508
      Common Stock                                           18             193          (193)      (3)                   18
      Additional paid-in capital                         58,439           1,355         4,626       (2)(11)           63,065
                                                                                       (1,355)      (3)
      Retained earnings (deficit)                      (12,664)          12,398       (12,398)      (3)              (12,664)
      Partners' equity                                        -             180          (180)      (3)                    -
                                                   --------------------------------------------          ----------------------
          Total Stockholders' Equity                     65,453          14,126        (5,652)                        73,927
                                                   --------------------------------------------          ----------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $238,912        $ 26,215     $   50,223                     $ 315,350
                                                   --------------------------------------------          ----------------------
                                                   --------------------------------------------          ----------------------




             See accompanying introduction and notes to unaudited pro forma consolidated financial statements.

RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



Acquisitions:
REPUBLIC ALLOYS, INC. ("Republic"), PEANUT CITY IRON & METAL CO. ("Peanut City"), FEREX CORPORATION ("Ferex"), C&J CRUSHING, INC. ("C&J Crushing"), PRO RECYCLING, L.L.C. ("Pro Recycling"), and MCKINNEY SMELTING, INC.
("McKinney").



Prior Acquisitions:
Also included in the pro forma are the historical financial statements of Brenner Companies, Inc. ("Brenner"), Grossman Brothers Company, Inc. and Milwaukee Metal Briquetting Co., Inc. (collectively "Grossman"), Wm. Lans Sons' Co., Inc. ("Lans"), Central Metals Company ("Central"), Money Point
Land Holding Corporation and Money Point Diamond Corporation (collectively "Jacobson"), and United Metal Recyclers, Inc. ("United") which were acquired on December 5 and December 8, 1997. The operating results for United
Metal - D.H. Griffin Recyclers L.L.C. ("Griffin") for the three months ended December 31, 1997 have been included in the Company's pro forma statement of operations because the Company acquired United's 50% interest in Griffin with the acquisition of United. The remaining 50% interest in Griffin was acquired by the Company on April 15, 1998.



NOTE 1 - INTRODUCTION



The unaudited pro forma condensed consolidated balance sheet and statement of operations present the financial position of the Company as of March 31, 1998 as if the Acquisitions for the entities listed above had occurred on March 31, 1998 and the results of operations for the six months ended March 31, 1998 and the twelve months ended September 30, 1997, occurred at the beginning of the periods presented.



The unaudited pro forma consolidated statement of operations for the six months ended March 31, 1998 reflects the operations of Republic, Peanut City, Ferex, C&J Crushing, Pro Recycling, and McKinney.



The unaudited pro forma consolidated statement of operations for the year ended September 30, 1997 was prepared by combining the following:



Prior Acquisitions - The audited consolidated statement of operations for the Company includes from the date of acquisition, the results of operations for the acquisitions completed during the year ended September 30, 1997. The pro forma statement of operations reflects the unaudited statement of operations for the periods prior to the date of acquisitions of Addlestone Recycling Corporation ("ARC") and Addlestone International Corporation ("AIC") for the six and nine months ended March 31, 1997 and June 30, 1997, respectively, the unaudited statement of operations for each of Brenner, Grossman, Central, Jacobson, United and Griffin for the twelve months ended December 31, 1997 and the audited statement of operations of Lans for the year ended June 30, 1997.




Acquisitions - The pro forma consolidated statement of operations includes the historical operations for Republic, Peanut City, Ferex, C&J Crushing and Pro Recycling for the year ended December 31, 1997 and McKinney for the nine months ended September 30, 1997.

The adjustments relating to the pro forma consolidated statements of operations are computed assuming the acquisitions of ARC, AIC, Brenner, Grossman, Lans, Central, Jacobson, United, Griffin, C&J, Pro Recycling, Republic, Peanut City, Ferex, and McKinney were consummated at the beginning of the periods presented. The adjustments relating to the pro forma consolidated balance sheet are computed assuming the acquisitions were consummated at March 31, 1998 for the March 31, 1998 balance sheet except for ARC, AIC, Brenner, Grossman, Lans, Central, Jacobson, United, and Griffin, which are included in the Company's balance sheet at March 31, 1998.



NOTE 2 - ACQUISITON OF SUSIDIARIES

Represents the acquisition of Republic, Peanut City, Ferex, C&J Crushing, Pro Recycling, and McKinney to include the results of operations as if these acquisitions occurred at the beginning of the periods presented. The Company acquired the assets and assumed certain liabilities for C&J Crushing, Pro Recycling, Republic, Peanut City, McKinney and purchased all of the issued and outstanding capital stock of Ferex. The preliminary purchase allocation to record the acquisitions, at March 31, 1998 for the March 31, 1998 pro forma balance sheet, are presented in Exhibit I using the purchase method of accounting. Certain working capital accounts are subject to post-closing adjustments pursuant to the Asset Purchase Agreement and certain property and equipment amounts are pending final appraisal information. The net change to working capital or property and equipment are not anticipated to have a material effect on the Company's pro forma consolidated balance sheets or results of operatons. The preliminary purchase price allocation includes certain estimates including; allowance for uncollectible accounts receivable, inventory shrinkage reserves and costs to register stock issued in connection with the acquisitions. Additionally, the Company has included $1.0 million in other long-term liabilities for amounts estimated for environmental remediation costs of certain properties acquired in the acquisitions. Reflects the debt and equity issued in connection with the businesses acquisitions as discussed in note 13 and 11.



NOTE 3 - UNACQUIRED ASSETS, LIABLITIES AND OPERATIONS

Removes assets and liabilities of acquired companies. See Note 2 and Exhibit I for preliminary allocation of the acquisitions purchase price for the assets acquired and liabilities assumed.



NOTE 4 - ADDITIONAL DEPRECIATION AND AMORTIZATION

Reflects additional depreciation from the incremental increase of assets acquired at fair market value as compared to their historical costs using the straight-line method with lives ranging from three to twenty-five years. The incremental adjustment totaled $1,431 and $2,278 for the six months ended March 31, 1998 and twelve months ended September 30, 1997, respectively.



Amortization of goodwill has been recorded in the pro forma statement of operations based on the allocation of the purchase price. Goodwill has been amortized using the straight-line method over 40 years. The incremental adjustment totaled $570 and $1,538 for the six months ended March 31, 1998 and twelve months ended September 30, 1997, respectively.



NOTE 5 - INTEREST EXPENSE

Reflects additional interest expense in the pro forma statements of operations as a result of the financing discussed in Note 13 below and the $150 million senior credit facility at 9.5%, and issuing $60 million in senior subordinated notes at 13.0% to finance in part the acquisitions of Brenner, Grossman, Lans, Central, Jacobson, United, and Griffin.

NOTE 6 - PROVISION FOR INCOME TAXES

Income taxes have been provided on the pro forma operations of the completed acquisitions. The effective tax rate is 43% for the six months ended March 31, 1998 primarily as a result of non-deductible goodwill amortization and 36% for the twelve months ended September 30, 1997 primarily as a result of the reduction of the deferred tax asset valuation allowance by the company net of non-deductible goodwill amortization. No provision or liability for income taxes is reflected in the historical financial information as the entities that were previously S-corporations or partnerships and the taxes were the obligation of the shareholders or partners with the exception of Ferex and McKinney which are C-corporations.



NOTE 7 - ELIMINATIONS

Records inter-company transactions and balances resulting from the financing of the acquisitions.



NOTE 8 - ADDITIONAL TRANSACTIONS - Unaudited pro forma consolidated statements of earnings for the six months ended March 31, 1998:



Reflects the operations of Brenner, Grossman, Lans, Central, Jacobson, United, and Griffin from October 1, 1997 to the date of acquisition. Subsequent to their acquisition, the operations of Brenner, Grossman, Lans, Central, Jacobson, United, and Griffin are included in the historical operations of the Company. The assets and liabilities of Brenner, Grossman, Lans, Central, Jacobson, United, and Griffin are included in the Company's consolidated balance sheet at March 31, 1998.



NOTE 9 - ADDITIONAL TRANSACTIONS - Unaudited pro forma consolidated statements of earnings for the twelve months ended September 30, 1997:



Includes the operations of ARC and AIC prior to their acquisition.
Subsequent to their acquisition, the operations of ARC and AIC are included in the historical operations of the Company. The pro forma adjustments include the results of operations of ARC and AIC from October 1, 1996 through the acquisition date. The assets and liabilities of ARC and AIC are included in the Company's consolidated balance sheet at March 31, 1998.



NOTE 10 - NON-RECURRING EXPENSES

Removes non-recurring expenses paid to former officers and stockholders of the acquired business for salaries and benefits that will not be incurred in the future under terms of the acquisition agreements. Also, reflects the elimination of management fees paid to affiliates of the entities acquired, an adjustment to remove commissions paid to an affiliated Foreign Sales Corporation, and an adjustment to remove the incremental legal and professional fees incurred by the entities acquired directly related to the acquisitions.



NOTE 11 - ISSUANCE OF COMMON AND PREFERRED STOCK

Records the issuance of Common Stock to acquire Ferex and Preferred Stock to acquire C&J Crushing, Peanut City, Pro Recycling, and Republic



NOTE 12 - EARNINGS PER SHARE

Reflects the issuance of common stock and the common stock equivalents of preferred shares issued pursuant to the acquisition of the entities. See
Exhibit II.



NOTE 13 - LONG-TERM DEBT

Records the effect of the issuance of an additional $50 million of 13% Subordinated Notes to finance the acquisition of Ferex and McKinney and the $16.3 million, at 9.5%, increase in the Company's credit facility to finance the acquisition of C&J Crushing, Peanut City, Pro Recycling, and Republic.



NOTE 14 - PREFERRED STOCK DIVIDENDS

Reflects the preferred stock dividends on the Preferred Stock issued to acquire ARC, Brenner, Lans, Jacobson and United. There are no dividend provisions for C&J Crushing, Peanut City, Pro Recycling and Republic.



NOTE 15 - JOINT-VENTURE EARNINGS

Pro forma adjustments to remove Brenner's joint-venture earnings in United for the eleven months ended November 30, 1997.



NOTE 16 - INVENTORY

Reflects a change in accounting principal in the valuation of inventory from LIFO to FIFO, as if the entity acquired had utilized FIFO for the period presented.



NOTE 17 - GENERAL AND ADMINISTRATIVE

The Company does not anticipate selling, general and administrative expenses to increase significantly as a percent of sales as a result of the completed acquisitions. Increases in general and administrative expenses at the corporate office are anticipated to be offset by reductions in general and administrative costs at the subsidiaries as certain administrative offices are combined into regional locations. As a result of combining the offices, certain functions which are currently duplicated by having multiple offices will be combined at one location. The operating efficiencies which may be achieved by the Company have not been reflected in the pro forma as these costs are not quantifiable at this time.

                   Recycling Industries, Inc. and Subsidiaries
                         Preliminary Purchase Allocation
                                    Exhibit I





                    Description               C&J Crushing      Ferex Corporation       Peanut City        Pro Recycling
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

ADJUSTED PURCHASE PRICE ALLOCATION:

   Cash                                         $        -         $    497,079          $        -         $         -
   Accounts receivable                               83,060            1,797,726             481,624             246,393
   Inventories                                            -              869,554              92,755             297,061
   Prepaid expenses                                       -              135,749                   -                   -
   Prepaid income taxes                                   -               64,000                   -                   -
   Property and equipment                         1,432,928           12,243,321           3,218,127              56,629
   Note receivable                                        -              791,700                   -                   -
   Goodwill                                               -           33,280,700                   -           2,648,239
   Accounts payable                                       -             (629,762)                  -                   -
   Accrued liabilities                              (30,490)             (57,951)            (36,240)            (46,717)
   Deferred income taxes                                  -           (3,000,000)                  -                   -
   Environmental reserve                            (50,000)            (200,000)           (300,000)           (100,000)
                                               ----------------------------------------------------------------------------
Total adjusted purchase price allocation          1,435,498           45,792,116           3,456,266           3,101,605
                                               ----------------------------------------------------------------------------
FINANCING:

   Notes payable                                 (1,145,498)         (50,000,000)         (2,766,430)         (2,485,529)
   Contributed capital                                    -           (1,228,603)           (187,336)           (101,076)
   Contributed capital - preferred stock           (290,000)                   -            (502,500)           (515,000)
                                               ----------------------------------------------------------------------------
Total financing                                  (1,435,498)         (51,228,603)         (3,456,266)         (3,101,605)
                                               ----------------------------------------------------------------------------
OTHER ALLOCATIONS:

   Inter-company receivable - Financing                   -            5,436,487                   -                   -
                                               ----------------------------------------------------------------------------
                                                          -            5,436,487                   -                   -
                                               ----------------------------------------------------------------------------
Net                                                       -                    -                   -                   -
                                               ----------------------------------------------------------------------------
                                               ----------------------------------------------------------------------------






                                                                                          Consolidated
                                                Republic Alloys        McKinney               Total
                                             ---------------------------------------------------------------
                                             ---------------------------------------------------------------

ADJUSTED PURCHASE PRICE ALLOCATION:

   Cash                                          $         -          $        -         $    497,079
   Accounts receivable                               926,650                   -            3,535,453
   Inventories                                       165,411              71,376            1,496,157
   Prepaid expenses                                        -                   -              135,749
   Prepaid income taxes                                    -                   -               64,000
   Property and equipment                          2,957,712           2,968,624           22,877,341
   Note receivable                                         -                   -              791,700
   Goodwill                                        8,992,269                   -           44,921,208
   Accounts payable                                        -                   -             (629,762)
   Accrued liabilities                              (153,921)                  -             (325,319)
   Deferred income taxes                                   -                   -           (3,000,000)
   Environmental reserve                            (275,000)           (100,000)          (1,025,000)
                                             ---------------------------------------------------------------
Total adjusted purchase price allocation          12,613,121           2,940,000           69,338,606
                                             ---------------------------------------------------------------
FINANCING:

   Notes payable                                  (9,905,121)                  -          (66,302,578)
   Contributed capital                              (168,000)         (2,940,000)          (4,625,015)
   Contributed capital - preferred stock          (2,540,000)                  -           (3,847,500)
                                             ---------------------------------------------------------------
Total financing                                  (12,613,121)         (2,940,000)         (74,775,093)
                                             ---------------------------------------------------------------
OTHER ALLOCATIONS:

   Inter-company receivable - Financing                    -                   -            5,436,487
                                             ---------------------------------------------------------------
                                                           -                   -            5,436,487
                                             ---------------------------------------------------------------
Net                                                        -                   -                    -
                                             ---------------------------------------------------------------
                                             ---------------------------------------------------------------

                                  Exhibit II
               (thousands of dollars, except per share amounts)

Pro forma earnings per share and weighted average number of common shares outstanding have been computed as follows:





                                                                    Six Months Ended          Year Ended
                                                                     March 31, 1998        September 30, 1997
                                                                 ----------------------  ------------------------

BASIC EARNINGS PER COMMON SHARE:
 NUMERATOR
 Acquisitions
  Earnings before extraordinary (loss) on early
   extinguishment of debt, historical                                       $     794                   $ 1,076
  Pro forma earnings before extraordinary (loss) on
   early extinguishment of debt, Acquisitions                                   1,493                    28,998
  Pro forma adjustments related to Acquisitions                                   326                   (23,852)
                                                                 ----------------------  ------------------------
  Earnings before extraordinary (loss) on early
   extinguishment of debt reflecting Acquisitions                               2,613                     6,222
  Preferred stock dividends                                                      (556)                   (1,459)
                                                                 ----------------------  ------------------------
  Net earnings available to common shareholders
   reflecting Acquisitions                                                  $   2,057                   $ 4,763
                                                                 ----------------------  ------------------------
                                                                 ----------------------  ------------------------
DILUTED EARNINGS PER COMMON SHARE:
 NUMERATOR
  Acquisitions
  Net earnings available to common shareholders
   reflecting Acquisitions                                                  $   2,057                   $ 4,763
  Preferred stock dividends, add back                                               -                       795
  Interest expense on convertible debt, add back                                    -                       146
                                                                 ----------------------  ------------------------
  Net earnings available to common shareholders
   reflecting Acquisitions                                                  $   2,057                   $ 5,704
                                                                 ----------------------  ------------------------
                                                                 ----------------------  ------------------------
 BASIC EARNINGS PER COMMON SHARE:
  DENOMINATOR
  Weighted average common shares outstanding,
   historical                                                              16,732,000                13,894,000
  Incremental adjustment for common shares
   issued in connection with:
  Acquisitions                                                              1,475,000                 3,151,000
                                                                 ----------------------  ------------------------
  Weighted average common shares outstanding,
   pro forma Acquisitions                                                  18,207,000                17,045,000
                                                                 ----------------------  ------------------------
                                                                 ----------------------  ------------------------
PER SHARE AMOUNTS
   Basic earnings before extraordinary (loss) on
    early extinguishment of debt, historical                                   $ 0.03                  $   0.05
                                                                 ----------------------  ------------------------
                                                                 ----------------------  ------------------------
   Basic earnings before extraordinary (loss) on
    early extinguishment of debt, Acquisitions                                 $ 0.11                  $   0.28
                                                                 ----------------------  ------------------------
                                                                 ----------------------  ------------------------



Pro forma earnings per share and weighted average number of common shares outstanding (continued)

Pro forma earnings per share and weighted average number of common shares outstanding (Continued)




                                                                    Six Months Ended          Year Ended
                                                                     March 31, 1998        September 30, 1997
                                                                   ---------------------   ------------------------

DILUTED EARNINGS PER COMMON SHARE:
 DENOMINATOR
  Weighted average diluted common shares
    outstanding, historical                                                24,676,000                 15,058,000
  Incremental adjustment for:
  Acquisitions                                                              1,475,000                  3,151,000
  Convertible notes                                                                --                  1,154,000
  Warrant conversions                                                         443,000                  1,260,000
  Contingent stock issuances                                                  287,000                    884,000
  Preferred conversions                                                       960,000                  6,324,000
                                                                   ---------------------   ------------------------
  Recent Acquisitions subtotal                                              3,165,000                 12,773,000
  Weighted average common shares and assumed
    preferred conversions outstanding, pro forma
    adjusted to reflect Acquisitions                                       27,841,000                 27,831,000
                                                                   ---------------------   ------------------------
                                                                   ---------------------   ------------------------
PER SHARE AMOUNTS:
   Diluted earnings before extraordinary (loss) on
    early extinguishment of debt, historical                                   $ 0.02                   $   0.05
                                                                   ---------------------   ------------------------
                                                                   ---------------------   ------------------------
   Diluted earnings before extraordinary (loss) on
    early extinguishment of debt, Acquisitions                                 $ 0.07                   $   0.20
                                                                   ---------------------   ------------------------
                                                                   ---------------------   ------------------------

                              Republic Alloys, Inc.
                                  Balance Sheet
                                   (Unaudited)

                                     Assets





                                                                March 31, 1998
                                                           ------------------------

Current Assets
   Accounts Receivable - Net                                 $           1,427,700
   Inventory                                                               290,011
                                                           ------------------------
      Total Current Assets                                               1,717,711
                                                           ------------------------

Property & Equipment, Net                                                  551,961
                                                           ------------------------

Total Assets                                                             2,269,672
                                                           ------------------------


                                   Liabilities


Current Liabilities
   Accounts Payable                                                        331,577
   Other Liabilities                                                       224,574
                                                           ------------------------
      Total Current Liabilities                                            556,151
                                                           ------------------------

Net Assets                                                   $           1,713,521
                                                           ------------------------
                                                           ------------------------

                              Republic Alloys, Inc.
                                Income Statement
                                   (Unaudited)





                                                                                 Three Months Ended
                                                               -----------------------------------------------------------
                                                                       March 31, 1998                 March 31, 1997
                                                               ----------------------------   ----------------------------

Net Sales                                                                      $ 2,733,105                    $ 3,003,250
Cost of Goods Sold                                                               2,249,618                      2,254,867
                                                               ----------------------------   ----------------------------

Gross Profit                                                                       483,487                        748,383

General & Administrative
                                                                                   141,089                        131,023
                                                               ----------------------------   ----------------------------

Net Income                                                                       $ 342,398                      $ 617,360
                                                               ----------------------------   ----------------------------
                                                               ----------------------------   ----------------------------

REPUBLIC ALLOYS, INC.
Notes to Unaudited Financial Statements



General Information:


1. The accompanying unaudited statements of net assets and revenues, and expenses relate to the scrap metals division of Republic Alloys, Inc. "Republic".


      The statements of net assets of Republic at March 31, 1998 include certain assets of the scrap metals business acquired by the Company pursuant to an asset acquisition agreement dated February 16, 1998. The statements of net assets do not include assets and liabilities of the business that are not intended to be transferred to the Company under the terms of the asset acquisition agreement. Accordingly, statements of cash flows are not included or applicable to the business sold. During the period covered by the financial statements, the scrap metals division operated as an integral part of Republic's overall operations and separate financial statements were not prepared. The accompanying financial statements include historical revenues and expenses of the scrap metals division of Republic plus allocated overhead costs, which are not necessarily indicative of the costs and expenses which would have resulted if the business had been operated as a separate company. General and administrative expenses include only those expenses that relate directly or indirectly to the operations of the scrap metals divisions.



2.    Inventories as of March 31, 1998 consisted of the following:

              Raw Materials                  $     290,011

              Finished Goods                         ---
                                             ---------------

                   Total                     $     290,011
                                             ---------------
                                             ---------------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Republic Alloys, Inc.
Charlotte, North Carolina

    We have audited the accompanying statements of net assets of the scrap metals division of Republic Alloys, Inc. as of December 31, 1997 and 1996, and the related statements of revenues and expenses for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of Republic Alloys, Inc. at December 31, 1997 and 1996, and its revenues and expenses for the years then ended, in conformity with generally accepted accounting principles.

                                          BDO Seidman, LLP

Charlotte, North Carolina
March 27, 1998

                             REPUBLIC ALLOYS, INC.
                            STATEMENTS OF NET ASSETS

                                     ASSETS

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1997          1996
                                                                                        ------------  ------------
Accounts receivable:
  Trade...............................................................................  $    819,831  $    815,169
  Other...............................................................................         2,832       --
Inventories...........................................................................       283,170       371,996
                                                                                        ------------  ------------
Total current assets..................................................................     1,105,833     1,187,165
Equipment, less accumulated depreciation (Note 2).....................................       582,626       884,232
                                                                                        ------------  ------------
                                                                                           1,688,459     2,071,397
                                                                                        ------------  ------------
                                          LIABILITIES
Accounts payable:
  Trade...............................................................................       445,779       673,589
  Other...............................................................................        10,902        25,738
Environmental remediation liability (Note 6)..........................................        80,000       361,939
                                                                                        ------------  ------------
Total liabilities.....................................................................       536,681     1,061,266
                                                                                        ------------  ------------
Commitments and Contingencies (Notes 4, 5, and 6)
Net assets............................................................................  $  1,151,778  $  1,010,131
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    See accompanying summary of significant accounting policies and notes to financial statements.

                             REPUBLIC ALLOYS, INC.
                      STATEMENTS OF REVENUES AND EXPENSES

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1997           1996
                                                                                     -------------  -------------
Revenue............................................................................  $  11,309,722  $  11,713,307
Cost of sales......................................................................      6,557,360      7,415,490
                                                                                     -------------  -------------
Gross profit.......................................................................      4,752,362      4,297,817
Operating expenses.................................................................      2,717,015      2,869,580
                                                                                     -------------  -------------
                                                                                         2,035,347      1,428,237
Other:
  Gain on reversal of environmental remediation accrual (Note 6)...................        281,939       --
                                                                                     -------------  -------------
Excess of revenues over expenses...................................................  $   2,317,286  $   1,428,237
                                                                                     -------------  -------------
                                                                                     -------------  -------------

    See accompanying summary of significant accounting policies and notes to financial statements.

                             REPUBLIC ALLOYS, INC.

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

    The accompanying statements of net assets and revenues and expenses relate to the scrap metals division of Republic Alloys, Inc. (the Company). The Company processes and sells scrap metal products. The Company's customers are primarily engaged in the distribution of metal products, industrial manufacturing and utilities and are concentrated throughout the Eastern United States.

    The statements of net assets of Republic Alloys, Inc. at December 31, 1997 and 1996, include certain assets of the scrap metals business to be acquired by Recycling Industries, Inc. pursuant to an asset acquisition agreement dated February 16, 1998. The statements of net assets do not include assets and liabilities of the business that are not intended to be transferred to the purchaser under the terms of the asset acquisition agreement. Accordingly, statements of cash flows are not included or applicable to the business being sold. During the periods covered by the financial statements, the scrap metals division operated as an integral part of the Company's overall operations and separate financial statements were not prepared. The accompanying financial statements include historical revenues and expenses of the scrap metals division of the Company plus allocated overhead costs as described herein, which are not necessarily indicative of the costs and expenses which would have resulted if the business had been operated as a separate company. General and administrative expenses include only those expenses that relate directly or indirectly to the operations of the scrap metals division. The financial statements have been prepared to substantially comply with the rules and regulations of the Securities and Exchange commission for the business being acquired.

REVENUE RECOGNITION

    The Company recognizes revenue at the time title to goods transfers to the buyer.

BUSINESS CONCENTRATIONS

    Financial instruments that are potentially subject to concentration of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersion across many different industries.

INVENTORIES

    Inventories, which consist primarily of processed and unprocessed scrap metal, are valued at the lower of cost (first-in, first-out) or market.

CONCENTRATION OF CREDIT RISK

    A significant amount of the Company sales are made to the various foundries through brokers. Company sales made through one broker for the years ended December 31, 1997 and 1996, were 41 percent and 49 percent, respectively, of total Company sales.

    Three customers and one customer accounted for 63 percent and 42 percent of the accounts receivable balance as of December 31, 1997 and 1996, respectively.

                             REPUBLIC ALLOYS, INC.

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

EQUIPMENT AND DEPRECIATION

    Equipment is stated at cost. Depreciation is computed over the estimated useful lives of the assets using accelerated methods for financial reporting purposes.

INCOME TAXES

    The Company has elected to be taxed as a subchapter S corporation. Accordingly, the absence of a provision for federal and state income taxes is due to the election by the Company and consent of its shareholder to include taxable income from the Company on the shareholder's individual tax returns.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             REPUBLIC ALLOYS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ACQUISITION OF NET ASSETS

    On February 16, 1998, Recycling Industries, Inc. a public company, entered into a purchase agreement to acquire the assets of the scrap metals division of the Company for $12.1 million.

2. EQUIPMENT

    Major classes of equipment consist of the following:

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1997          1996
                                                                    ------------  ------------
      Machinery...................................................  $  2,119,816  $  2,329,986
      Transportation equipment....................................       296,923       297,132
      Furniture and fixtures......................................        14,298        14,298
      Containers..................................................       526,675       506,923
                                                                    ------------  ------------
                                                                       2,957,712     3,148,339
      Less accumulated depreciation...............................     2,375,086     2,264,107
                                                                    ------------  ------------
      Net equipment...............................................  $    582,626  $    884,232
                                                                    ------------  ------------
                                                                    ------------  ------------

3. RELATED PARTY

    The Company leases land on which the Company operates from the Company's majority shareholder. No formal lease agreement exists between the two parties. Lease payments made to the shareholder for the scrap division were $93,100 and $83,300 for years ended December 31, 1997 and 1996, respectively.

4. PROFIT SHARING PLAN

    The Company has a profit sharing plan covering substantially all employees. Contributions to the plan are at the discretion of the shareholder. Company contributions for the scrap division for the years ended December 31, 1997 and 1996, were approximately $87,000 and $79,000, respectively.

5. OPERATING LEASES

    The Company leases various truck equipment under operating leases. Minimum lease payments as December 31, 1997, are as follows:

           YEAR ENDING
           -----------
           1998...............................................  $   83,000
           1999...............................................      83,000
           2000...............................................      83,000
           2001...............................................      18,000
                                                                ----------
                                                                $  267,000
                                                                ----------
                                                                ----------

                             REPUBLIC ALLOYS, INC.

6. COMMITMENTS AND CONTINGENCIES

ENVIRONMENTAL LIABILITIES

    In connection with the recycling and processing of metals, the Company may come in contact with "hazardous materials" as that term is defined under various environmental laws. Although the Company screens for "hazardous materials" in their raw materials, certain items processed may inadvertently contain such materials, which could result in contamination of the waste by-products and premises. The Company has completed a Phase I examination and has not discovered any environment problems. However, changes in environmental laws and inadvertent handling of hazardous materials may result in certain potential violations of current laws and regulations subjecting the Company to fines and responsibility for costs attributable to remediation. However, the amounts, if any, cannot be estimated and management believes that they would not be material to the Company's statement of net assets, but could be material to the Company's statements of revenues and expenses in a given period.

    During 1997, the Company recorded a gain of $281,939 representing a reduction of an estimated liability in connection with the environmental clean up of a former customer's site. The Company's expects its remaining liability of $80,000 is sufficient to meet its obligations.

                     Peanut City Iron & Metal Company, Inc.
                                  Balance Sheet
                                   (Unaudited)

                                     Assets




                                                                      March 31, 1998
                                                               -------------------------
Current Assets
   Cash                                                                       $ 946,412
   Accounts Receivable                                                          384,129
   Inventory                                                                    228,540
                                                               -------------------------
      Total Current Assets                                                    1,559,081

Property, Plant & Equipment, Net                                                646,560
                                                               -------------------------

Total Assets                                                               $  2,205,641
                                                               -------------------------
                                                               -------------------------


                          Liabilities & Stockholders' Equity


Current Liabilities
   Accounts Payable                                                          $   29,914
   Note Payable                                                                 225,726
   Other Current Liabilities                                                      3,710
                                                               -------------------------
      Total Current Liabilities                                                 259,350
                                                               -------------------------


Stockholders' Equity
   Common Stock                                                                  14,000
   Retained Earnings                                                          1,932,291
                                                               -------------------------
      Total Stockholders' Equity                                              1,946,291
                                                               -------------------------

Total Liability & Equity                                                   $  2,205,641
                                                               -------------------------
                                                               -------------------------

                     Peanut City Iron & Metal Company, Inc.
                             Statement of Operations
                                   (Unaudited)




                                                   Three Months Ended
                           -----------------------------------------------------------------
                                 March 31, 1998                         March 31, 1997
                           --------------------------             --------------------------
Net Sales                               $  1,243,997                           $  1,088,305
Cost of Sales                                998,882                                861,615
                           --------------------------             --------------------------

Gross Profit                                 245,115                                226,690

General & Administrative                     160,054                                175,895
                           --------------------------             --------------------------

Operating Income                              85,061                                 50,795

Other Income                                  35,195                                  8,301
                           --------------------------             --------------------------

   Net Income                              $ 120,256                              $  59,096
                           --------------------------             --------------------------
                           --------------------------             --------------------------

                     Peanut City Iron & Metal Company, Inc.
                             Statement of Cash Flows
                                   (Unaudited)


                                                                                  Three Months Ended
                                                           -----------------------------------------------------------------
                                                                March 31, 1998                         March 31, 1997
                                                           --------------------------             --------------------------
Operating Activities:
   Net income                                                             $ 120,256                              $  59,096
   Adjustments to reconcile net income to net
      Cash provided by operating activities:
      Depreciation                                                           46,500                                 48,000
      Changes in Assets and Liabilities:
      Accounts receivable                                                   357,061                               (167,163)
      Inventory                                                             (40,175)                              (100,220)
      Accounts payable                                                      (68,340)                                12,025
      Current liabilities, excluding debt                                    (8,006)                                (5,947)
                                                           --------------------------             --------------------------
Net cash provided by (used in) operating activities                         407,296                               (154,209)
                                                           --------------------------             --------------------------
Investing Activities:
   Capital expenditures, net                                                   (832)                               (17,142)
   Other assets                                                              46,597                                   --
                                                           --------------------------             --------------------------
Net cash provided by (used in) investing activities                          45,765                                (17,142)
                                                           --------------------------             --------------------------
Financing Activities:
   Repayment of borrowings                                                  (21,611)                                90,690
   Distributions to stockholders                                            (60,000)                                  --
   Other                                                                   (144,518)                                  --
                                                           --------------------------             --------------------------
Net cash provided by (used in) financing activities                        (226,129)                                90,690
                                                           --------------------------             --------------------------
   Increase (decrease) in Cash                                              226,932                                (80,661)
   Cash, beginning of period                                                719,480                                129,479
                                                           --------------------------             --------------------------
   Cash, end of period                                                    $ 946,412                              $  48,818
                                                           --------------------------             --------------------------
                                                           --------------------------             --------------------------

PEANUT CITY IRON & METAL COMPANY, INC.
Notes to Unaudited Financial Statements



General Information:

 1. The Financial Statements included herein have been prepared by the Company without audit.



 2. Inventories as of March 31, 1998 consisted of the following:

                  Raw Materials                       $      78,290

                  Finished Goods                            150,250
                                                       ----------------
                           TOTAL                      $     228,540
                                                       ----------------
                                                       ----------------

The Officers and Directors
Peanut City Iron & Metal Co., Inc.
Suffolk, Virginia

    We have audited the accompanying balance sheet of Peanut City Iron & Metal Co., Inc. as of December 31, 1997, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peanut City Iron & Metal Co., Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


    As discussed in Note 2 to the financial statements, the Company recorded a liability for environmental remediation costs which required a retroactive restatement of retained earnings.

                                          /s/ Goodman & Company, L.L.P.

One Commercial Place
Norfolk, Virginia
February 25, 1998, except for Notes 2
and 6, as to which the date is
May 28, 1998

                       PEANUT CITY IRON & METAL CO., INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1997


                                          ASSETS
Current assets
  Cash and cash equivalents.....................................................  $  719,480
  Accounts receivable...........................................................     729,564
  Advances--employees...........................................................      11,626
  Inventory.....................................................................     188,365
                                                                                  ----------
    Total current assets........................................................   1,649,035
Property, plant and equipment
  Land..........................................................................      51,110
  Building......................................................................     345,792
  Equipment.....................................................................   1,347,349
  Autos and trucks..............................................................     230,247
  Leasehold improvements........................................................       2,610
  Office equipment..............................................................      40,014
                                                                                  ----------
                                                                                   2,017,122
  Less--accumulated depreciation................................................   1,324,894
                                                                                  ----------
                                                                                     692,228
                                                                                  ----------
Other assets
  Cash surrender value of life insurance........................................      46,597
                                                                                  ----------
                                                                                  $2,387,860
                                                                                  ----------
                                                                                  ----------

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable..............................................................  $   98,254
  Note payable--current portion.................................................      86,443
  Accrued expenses..............................................................      11,716
  Environmental remediation cost liability......................................     300,000
                                                                                  ----------
    Total current liabilities...................................................     496,413
                                                                                  ----------
Long-term note payable..........................................................     160,894
                                                                                  ----------
Stockholders' equity
  Common stock--$100 par; 500 shares authorized,
    140 shares issued and outstanding...........................................      14,000
  Retained earnings.............................................................   1,716,553
                                                                                  ----------
    Total stockholders' equity..................................................   1,730,553
                                                                                  ----------
                                                                                  $2,387,860
                                                                                  ----------
                                                                                  ----------


   The accompanying notes are an integral part of these financial statements.

                       PEANUT CITY IRON & METAL CO., INC.

                        STATEMENT OF RETAINED EARNINGS

                         YEAR ENDED DECEMBER 31, 1997

Balance at beginning of year....................................................  $  954,442
Prior period adjustment.........................................................     213,464
                                                                                  ----------
Balance at beginning of year, as restated.......................................   1,167,906
Distribution....................................................................     (60,000)
Net income......................................................................     608,647
                                                                                  ----------
Balance at end of year..........................................................  $1,716,553
                                                                                  ----------
                                                                                  ----------


   The accompanying notes are an integral part of these financial statements.

                       PEANUT CITY IRON & METAL CO., INC.

                              STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1997

Sales...........................................................................  $5,566,407
                                                                                  ----------
Cost of sales
  Beginning inventory...........................................................     173,030
  Purchases.....................................................................   3,450,471
  Labor.........................................................................     437,549
  Freight.......................................................................      66,117
  Supplies......................................................................      56,357
  Ending inventory..............................................................    (188,365)
                                                                                  ----------
                                                                                   3,995,159
                                                                                  ----------
Gross profit....................................................................   1,571,248
                                                                                  ----------
Operating expenses
  Depreciation..................................................................     202,404
  Officers' salaries............................................................     109,200
  Repairs and maintenance.......................................................      91,724
  Office salaries...............................................................      75,117
  EPA settlement expense........................................................      67,602
  Insurance.....................................................................      49,807
  Watchmen......................................................................      48,274
  Payroll taxes.................................................................      46,146
  Miscellaneous office expense..................................................      44,824
  Group insurance...............................................................      43,847
  Utilities.....................................................................      40,138
  Auto and truck expense........................................................      26,980
  Interest expense..............................................................      22,237
  Professional services.........................................................      18,110
  Telephone.....................................................................      17,963
  Taxes and licenses............................................................      17,546
  Life insurance expense........................................................      14,423
  Commission expense............................................................      12,956
  Advertising...................................................................      11,310
  Travel expense................................................................      10,297
  Pension plan..................................................................      10,255
  Rental expense................................................................       9,079
  Contributions.................................................................       3,959
                                                                                  ----------
                                                                                     994,198
                                                                                  ----------
Operating income................................................................     577,050
Other income
  Miscellaneous income..........................................................      14,675
  Interest income...............................................................      16,922
                                                                                  ----------
Net income......................................................................  $  608,647
                                                                                  ----------
                                                                                  ----------

   The accompanying notes are an integral part of these financial statements.

                       PEANUT CITY IRON & METAL CO., INC.

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997

Cash flows from operating activities
  Net income.....................................................................  $ 608,647
  Adjustments to reconcile to net cash provided by operating activities:
    Depreciation.................................................................    202,404
    Changes in:
      Accounts receivable........................................................   (430,128)
      Advances to employees......................................................       (474)
      Inventory..................................................................    (15,335)
      Accounts payable...........................................................     98,254
      Accrued expenses...........................................................    (14,800)
                                                                                   ---------
        Net cash provided by operating activities................................    448,568
                                                                                   ---------
Cash flows from investing activities
  Purchase of property and equipment.............................................   (232,287)
  Collection on Money Point Diamond Corp. note receivable........................    300,000
  Increase in cash surrender value--life insurance...............................     (3,856)
                                                                                   ---------
        Net cash provided by investing activities................................     63,857
                                                                                   ---------
Cash flows from financing activities
  Increase in notes payable......................................................    215,068
  Principal payments on notes payable............................................    (77,494)
  Distribution to stockholders...................................................    (60,000)
                                                                                   ---------
        Net cash provided by financing activities................................     77,574
                                                                                   ---------
Net increase in cash and cash equivalents........................................    589,999
Cash and cash equivalents at beginning of year...................................    129,481
                                                                                   ---------
Cash and cash equivalents at end of year.........................................  $ 719,480
                                                                                   ---------
                                                                                   ---------
Supplemental disclosure of cash flow information.................................
  Cash paid during the year for interest.........................................  $  22,237
                                                                                   ---------
                                                                                   ---------


   The accompanying notes are an integral part of these financial statements.

                       PEANUT CITY IRON & METAL CO., INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

NOTE 1--ORGANIZATION AND BUSINESS

    The Company is a closely held Virginia corporation organized in 1948 as a scrap metal processor.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVENTORY

    Inventory is stated at the lower of cost or market on the first-in, first-out basis.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. The assets are depreciated using the straight-line or accelerated methods over the following lives:

       Building..................................................       15 years
       Equipment.................................................  5 to 18 years
       Autos and trucks..........................................   3 to 5 years
       Office equipment..........................................   3 to 5 years
       Leasehold improvements....................................        3 years

INCOME TAXES

    The Company elected to be taxed as an "S" corporation beginning in 1972. As such, the Company pays no income taxes because profits and losses pass directly to the shareholders.

BAD DEBTS

    The Company evaluates each of its accounts receivable individually, and provides a charge to income which is appropriate, in the opinion of management, to absorb probable credit losses.

CREDIT RISK

    Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of temporary cash investments and accounts receivable. The Company places its temporary cash investments with high credit quality financial institutions. As of December 31, 1997, the Company had funds in a single financial institution in excess of amounts insured by the FDIC.

    The Company's customers are not concentrated in any geographic region, but are concentrated in the scrap metal processing business. One customer accounts for 34% of accounts receivable at December 31, 1997. Approximately $36,000 of the Company's accounts receivable are due from a related corporation, which also accounted for $799,000 of the Company's sales.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (Continued)

    ENVIRONMENTAL REMEDIATION COSTS

    Liabilities for ongoing environmental compliance measures are recorded in the balance sheet, and related expenses are included in the normal operating expenses of conducting business. The Company is currently involved with environmental compliance and remediation activities. The Company accrues for certain environmental remediation-related activities for which commitments or clean-up plans have been developed or for which costs or minimum costs can be reasonably estimated.

    In conjunction with the Company's acquisition by Recycling Industries, Inc., (see note 6) environmental studies were performed which indicated certain environmental matters that have existed for more than one year. Previously, it had not been the Company's policy to obtain such studies, and the Company was unaware of the indicated environmental matters. As a result, the financial statements were retroactively restated to reflect a $300,000 decrease in retained earnings, and the recordation of a $300,000 liability to cover estimated remediation costs to address the clean-up of soil and ground water contamination at the operating site. Management believes that it is reasonably possible that additional costs may be incurred in the near term beyond the amount accrued as the result of new information. However, the amounts, if any, cannot be estimated and management believes that they would not be material to the Company's financial position, but could be material to the Company's results of operations and cash flows in a given period.

    ESTIMATES

    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and disclosure of contingent assets and liabilities for the reported periods. Actual results could differ from those estimates and assumptions.

                       PEANUT CITY IRON & METAL CO., INC.

                               DECEMBER 31, 1997

NOTE 3--LONG-TERM DEBT

      Notes payable to General Electric Capital Corporation,
       collateralized by certain equipment; monthly payments of $7,204 plus interest adjusted monthly to the rate listed for one month commercial paper plus 2.80% to 3.42%............................  $ 247,337
      Less--current portion............................................     86,443
                                                                         ---------
      Non-current portion..............................................  $ 160,894
                                                                         ---------
                                                                         ---------

    Maturities of the long-term debt are as follows:

              1998......................................  $  86,443
              1999......................................  $  86,443
              2000......................................  $  61,114
              2001......................................  $  13,337
                                                          ---------
                                                            247,337
                                                          ---------
                                                          ---------

NOTE 4--LONG-TERM LEASE

    The Company leases a forklift from Allstate Equipment Co., Inc. for $471 per month including 8% interest through 2001.

NOTE 5--PRIOR PERIOD ADJUSTMENT

    Cash surrender value of life insurance of $42,741 had not been recorded in prior years and accounts receivable and sales for one customer of $170,722 was not recorded in the proper period. Retained earnings at December 31, 1996 had been adjusted to reflect these amounts.


NOTE 6--SUBSEQUENT EVENT

    On May 28, 1998, Recycling Industries of Suffolk, Inc., a wholly-owned subsidiary of Recycling Industries, Inc. (Recycling), acquired substantially all of the scrap metals recycling assets and business of the Company. The assets acquired consist of heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. Recycling also purchased approximately 3 acres of real property, buildings and improvements used in the metals recycling business from the Company. Recycling plans to continue the metals recycling operations of the Company.

    The total purchase price was $3,400,000, comprised of $2,897,500 in cash and 1,005 shares of Recycling's Series J Redeemable Convertible Preferred Stock having a stated value of $502,500 or $500 per share.


NOTE 7--YEAR 2000 SYSTEMS CONTINGENCY

    The Year 2000 presents problems for entities that are dependent on computer hardware and software to perform date dependent calculations and logic comparisons. A great deal of software and microchip technology that is still operational was developed in the past utilizing two digit years rather than four digit years (example: 97 instead of 1997). Technology utilizing two digit years most likely will not be able to distinguish the year 2000 from 1900, and therefore may shut down or perform date sensitive calculations and comparisons as much as 100 years and infinite dollar amounts in error. The problem may also affect non-financial computer or chip dependent systems, such as, security systems, communication systems, time clocks, process controls, and the like.

    Management has been advised of this potential problem not only in its own systems, but, also the potential effects on the Company of malfunctions in systems of its customers, suppliers, vendors, etc. Management will begin a program of due diligence in addressing the potential impact of the Year 2000 software problems on the Company and its operations. Management anticipates the Company will be found to be, or corrected to be, Year 2000 compliant.

                                   * * * * *

                       Ferex Corporation and Subsidiaries
                           Consolidated Balance Sheet
                                   (Unaudited)

                                     Assets



                                                                  March 31, 1998
                                                               ----------------------

Current Assets
   Cash                                                                  $   340,455
   Accounts receivable                                                     1,021,649
   Notes receivable - current portion                                        480,108
   Inventory                                                               1,871,144
   Prepaid expenses                                                          135,029
                                                               ----------------------
      Total current assets                                                 3,848,385

Property & equipment, net                                                  8,461,193

Other assets, net of amortization                                          1,030,059
                                                               ----------------------

Total Assets                                                             $13,339,637
                                                               ----------------------
                                                               ----------------------


                     Liabilities & Stockholders' Equity

Current Liabilities
   Accounts payable                                                      $   338,840
   Current maturities of long term debt                                    1,417,161
                                                                ----------------------
       Total current liabilities                                           1,756,001
                                                               ----------------------

Deferred income taxes                                                        429,000

Long term debt, less current portion                                       7,617,986

Stockholders' Equity
   Common stock, $.01 par value                                              159,251
   Additional paid-in capital                                              1,372,386
   Retained earnings                                                       2,005,013
                                                               ----------------------
      Total stockholders' equity                                           3,536,650
                                                               ----------------------

Total Liability & Equity                                                 $13,339,637
                                                               ----------------------
                                                               ----------------------

                       Ferex Corporation and Subsidiaries
                          Consolidated Income Statement
                                   (Unaudited)


                                                                                 Three Months Ended
                                                           --------------------------------------------------------------
                                                                 March 31 1998                       March 31 1997
                                                           --------------------------          --------------------------
Net sales                                                              $  11,602,610                       $   8,570,281
Cost of sales and operating expenses                                      10,896,941                           7,733,475
                                                           --------------------------          --------------------------
Gross profit                                                                 705,669                             836,806
General & administrative expenses                                            561,944                             427,688
                                                           --------------------------          --------------------------
Operating income                                                             143,725                             409,118
Other income (expense)
   Interest expense                                                         (194,572)                            (104,954)
   Miscellaneous                                                              16,665                               38,503
                                                           --------------------------          --------------------------
      Total other income (expense)                                          (177,907)                             (66,451)
                                                           --------------------------          --------------------------
Net income (loss) before taxes                                               (34,182)                             342,667
Income tax expense (benefit)                                                  (5,379)                             116,492
                                                           --------------------------          --------------------------
   Net income (loss)                                                   $     (28,803)                       $     226,175
                                                           --------------------------          --------------------------
                                                           --------------------------          --------------------------

            Ferex Corporation and Subsidiaries
                  Statement of Cash Flows
                        (Unaudited)


                                                                                        Three Months Ended
                                                                   -----------------------------------------------------------
                                                                        March 31, 1998                    March 31, 1997
                                                                   -------------------------         -------------------------
Operating Activities:
   Net Income                                                              $       (28,803)                  $       226,175
   Adjustments to reconcile net income to net
     cash provided by operating activities:
        Depreciation                                                               109,354                           173,574
        Changes in assets and liabilities:
        Accounts receivable                                                       (695,028)                         (515,433)
        Inventory                                                                 (660,889)                         (130,473)
        Prepaid expenses and other                                                  60,876                          (127,354)
        Accounts Payable                                                           (27,534)                          118,661
        Current liabilities, excluding debt                                        (98,671)                          125,459
                                                                   -------------------------         -------------------------
Net cash used in operating activities                                           (1,340,695)                         (129,391)
                                                                   -------------------------         -------------------------
Investing Activities:
   Capital expenditures, net                                                      (326,536)                         (999,542
   Other Assets                                                                   (409,595)                          (18,186)
                                                                   -------------------------         -------------------------
Net cash used in investing activities                                             (736,131)                       (1,017,728)
                                                                   -------------------------         -------------------------
Financing Activities:
   Proceeds from debt, net                                                        1,879,000                         1,320,384
   Loan fees                                                                           --                             (32,800)
                                                                   -------------------------         -------------------------
Net cash provided by financing activities                                         1,879,000                         1,287,584
                                                                   -------------------------         -------------------------
Increase (decrease) in cash                                                        (197,826)                          140,465
Cash, beginning of period                                                           538,281                           177,443
                                                                   -------------------------         -------------------------
Cash, end of period                                                        $        340,455                  $        317,908
                                                                   -------------------------         -------------------------
                                                                   -------------------------         -------------------------

FEREX CORPORATION AND SUBSIDIARIES
Notes to Unaudited Financial Statements




General Information:

 1. The Financial Statements included herein have been prepared by the Company without audit.

 2. Inventories as of March 31, 1998 consisted of the following:

                  Raw Materials                       $       1,403,358
                  Work in Process                               467,786
                  Finished Goods                              --
                                                    -------------------

                           TOTAL                      $       1,871,144
                                                    -------------------
                                                    -------------------

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders
Ferex Corporation and Subsidiaries

    We have audited the accompanying consolidated balance sheets of Ferex Corporation and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ferex Corporation and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Belew Averitt LLP

February 27, 1998

                       FEREX CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                                                                           1997           1996
                                                                                       -------------  ------------
                                                      ASSETS

CURRENT ASSETS
  Cash and cash equivalents..........................................................  $     538,281  $    177,443
  Accounts receivable, trade (Notes 4 and 8).........................................        133,150        46,317
  Inventory (Notes 4 and 10).........................................................      1,210,255       940,709
  Federal income taxes receivable....................................................         97,000       --
  Vendor and employee advances.......................................................         96,471       135,229
  Notes receivable, current portion (Note 2).........................................        238,400       273,343
  Prepaid expenses...................................................................        171,703        33,432
                                                                                       -------------  ------------
    Total current assets.............................................................      2,485,260     1,606,473
PROPERTY AND EQUIPMENT, net (Notes 3, 4 and 10)......................................      8,244,011     3,757,901
OTHER ASSETS
  Notes receivable, less current portion (Note 2)....................................        225,972       207,606
  Intangibles, net of accumulated amortization of $38,394 and $23,059, respectively
    (Note 10)........................................................................         90,311        55,646
  Financing costs, net of accumulated amortization of $96,950 and $0, respectively...        215,014       275,661
  Other (Notes 9 and 10).............................................................         89,167       --
                                                                                       -------------  ------------
    Total other assets...............................................................        620,464       538,913
                                                                                       -------------  ------------
                                                                                       $  11,349,735  $  5,903,287
                                                                                       -------------  ------------
                                                                                       -------------  ------------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Current maturities of long-term debt (Note 4)......................................  $   1,033,618  $    364,205
  Accounts payable...................................................................        366,374        76,811
  Accrued expenses...................................................................         98,671        88,616
  Federal income taxes payable.......................................................       --             117,000
                                                                                       -------------  ------------
    Total current liabilities........................................................      1,498,663       646,632
LONG-TERM DEBT, less current maturities (Note 4).....................................      6,122,650     2,875,819
DEFERRED INCOME TAXES (Note 5).......................................................        429,000       197,000
COMMITMENTS (Note 9).................................................................       --             --
SHAREHOLDERS' EQUITY
  Common stock; $.01 par value, 50,000,000 shares authorized; 15,925,111 and
    15,400,111 shares issued and outstanding, respectively...........................        159,251       154,001
  Additional paid-in capital.........................................................      1,372,386     1,115,136
  Retained earnings..................................................................      2,030,285       914,699
                                                                                       -------------  ------------
                                                                                           3,561,922     2,183,836
  Less notes receivable, shareholders................................................       (262,500)      --
                                                                                       -------------  ------------
    Total shareholders' equity.......................................................      3,299,422     2,183,836
                                                                                       -------------  ------------
                                                                                       $  11,349,735  $  5,903,287
                                                                                       -------------  ------------
                                                                                       -------------  ------------

          See accompanying notes to consolidated financial statements

                       FEREX CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                          1997           1996           1995
                                                                      -------------  -------------  -------------
SALES (Note 8)......................................................  $  41,425,488  $  29,797,987  $  19,947,124
COST OF SALES.......................................................     37,461,248     26,817,308     17,951,151
                                                                      -------------  -------------  -------------
GROSS PROFIT........................................................      3,964,240      2,980,679      1,995,973
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES........................      1,861,058      1,319,070        915,765
                                                                      -------------  -------------  -------------
                                                                          2,103,182      1,661,609      1,080,208
OTHER INCOME (EXPENSE)
  Interest expense..................................................       (580,044)      (180,372)      (116,810)
  Interest income...................................................         49,002        123,294         47,427
  Other.............................................................        167,190        (47,114)        (6,401)
                                                                      -------------  -------------  -------------
                                                                           (363,852)      (104,192)       (75,784)
                                                                      -------------  -------------  -------------
INCOME BEFORE INCOME TAXES..........................................      1,739,330      1,557,417      1,004,424
INCOME TAXES (Note 5)...............................................        623,744        585,188        360,211
                                                                      -------------  -------------  -------------
NET INCOME..........................................................  $   1,115,586  $     972,229  $     644,213
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
EARNINGS PER SHARE..................................................  $         .07  $         .06  $         .04
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING.......................     15,793,861     15,379,578     15,167,713
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

          See accompanying notes to consolidated financial statements

                       FEREX CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                COMMON STOCK         ADDITIONAL     RETAINED       NOTES
                                          ------------------------    PAID-IN       EARNINGS     RECEIVABLE
                                             SHARES       AMOUNT      CAPITAL      (DEFICIT)    SHAREHOLDERS     TOTAL
                                          ------------  ----------  ------------  ------------  ------------  ------------
Balance at December 31, 1994............    15,075,111  $  150,751  $    970,886  $   (701,743)  $   --       $    419,894
Issuance of stock to shareholders for
  guaranty of loan (Note 7).............        75,000         750        21,750       --            --             22,500
Issuance of stock in acquisition of
  assets................................       100,000       1,000        49,000       --            --             50,000
Net income..............................       --           --           --            644,213       --            644,213
                                          ------------  ----------  ------------  ------------  ------------  ------------
Balance at December 31, 1995............    15,250,111     152,501     1,041,636       (57,530)      --          1,136,607
Issuance of stock in acquisition of
  assets................................        50,000         500        24,500       --            --             25,000
Issuance of stock to shareholder and
  former president (Note 7).............       100,000       1,000        49,000       --            --             50,000
Net income..............................       --           --           --            972,229       --            972,229
                                          ------------  ----------  ------------  ------------  ------------  ------------
Balance at December 31, 1996............    15,400,111     154,001     1,115,136       914,699       --          2,183,836
Exercise of stock options
  (Notes 6 and 7).......................       525,000       5,250       257,250       --          (262,500)       --
Net income..............................       --           --           --          1,115,586       --          1,115,586
                                          ------------  ----------  ------------  ------------  ------------  ------------
Balance at December 31, 1997............    15,925,111  $  159,251  $  1,372,386  $  2,030,285   $ (262,500)  $  3,299,422
                                          ------------  ----------  ------------  ------------  ------------  ------------
                                          ------------  ----------  ------------  ------------  ------------  ------------

          See accompanying notes to consolidated financial statements

                       FEREX CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                    1997        1996       1995
                                                                                 ----------  ----------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income...................................................................  $1,115,586  $  972,229  $ 644,213
  Adjustments to reconcile net income to net cash provided by operating activities:
    Amortization and depreciation..............................................   1,165,423     437,859    173,015
    (Gain) loss on sale of property and equipment..............................    (167,190)    (43,055)    10,640
    Stock compensation.........................................................      --          50,000     22,500
    Deferred income taxes......................................................     232,000     120,500     56,346
    (Increase) decrease in:
      Accounts receivable, trade...............................................     (86,833)    142,198    (81,063)
      Receivables from officers and related parties............................      --          --         19,000
      Vendor and employee advances.............................................      38,758    (100,405)   (17,287)
      Inventory................................................................    (269,546)   (405,678)   (70,835)
      Prepaid expenses.........................................................    (128,438)    (24,375)    (9,058)
    Increase (decrease) in:
      Accounts payable.........................................................     289,563     (30,704)   (72,627)
      Accounts payable, related party..........................................      --          --        (13,897)
      Accrued expenses.........................................................      10,055      25,555     46,040
      Federal income taxes, net................................................    (214,000)     45,900   (106,840)
                                                                                 ----------  ----------  ---------
  Net cash provided by operating activities....................................   1,985,378   1,190,024    600,147

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of equipment..............................................      92,600      92,130     61,500
  Collection of notes receivable...............................................     304,592     225,315    300,745
  Sale of interest-bearing deposit.............................................      --          --        100,000
  Acquisitions of property and equipment.......................................  (1,010,578)   (468,296)  (593,082)
  Prepayment of rent...........................................................     (99,000)     --         --
  Purchase of customer list....................................................     (50,000)     --         --
  Issuance of notes receivable.................................................    (279,792)   (334,872)   (17,762)
                                                                                 ----------  ----------  ---------
  Net cash used by investing activities........................................  (1,042,178)   (485,723)  (148,599)

CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of debt............................................................  (8,572,377)   (889,627)  (793,932)
  Payment of financing costs...................................................     (47,500)   (275,661)    --
  Proceeds from issuance of debt...............................................   8,037,515     429,235    485,000
                                                                                 ----------  ----------  ---------
  Net cash used by financing activities........................................    (582,362)   (736,053)  (308,932)
                                                                                 ----------  ----------  ---------
NET INCREASE (DECREASE) IN CASH................................................     360,838     (31,752)   142,616
CASH AND CASH EQUIVALENTS, beginning of year...................................     177,443     209,195     66,579
                                                                                 ----------  ----------  ---------
CASH AND CASH EQUIVALENTS, end of year.........................................  $  538,281  $  177,443  $ 209,195
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------

SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid................................................................  $  483,844  $  186,539  $ 116,443
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------
  Taxes paid...................................................................  $  582,748  $  324,096  $ 401,569
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------

NON-CASH TRANSACTIONS
  Inventory and property and equipment acquisitions financed by the assumption of debt....................................................................  $4,451,106  $2,013,058  $ 745,991
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------
  Notes receivable from sale of equipment......................................  $  315,975  $   56,500  $  --
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------
  Notes receivable shareholders from exercise of stock options.................  $  262,500  $   --      $  --
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------
  Long-term debt refinanced....................................................  $   --      $2,387,809  $  --
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------
  Issuance of common stock in exchange for inventory and/or property and
    equipment acquisitions.....................................................  $   --      $   25,000  $  50,000
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------
  Reduction of notes receivable from equipment reacquired......................  $  307,742  $   --      $  17,691
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------

          See accompanying notes to consolidated financial statements

                       FEREX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    Ferex Corporation and Subsidiaries (the Company) is in the business of purchasing, processing and selling ferrous and nonferrous scrap material. The Company's headquarters are located outside of Tyler, Texas. The subsidiaries include K & L Auto Recycling, Inc. (K & L) which operates mobile crushers in the states of Texas, Oklahoma, Arkansas, Missouri, Kansas, Nebraska and New Mexico; and Ferex Metals Recycling, Inc. (FMR) which operates 14 scrap yards in Texas, Oklahoma and Arkansas.

    CONSOLIDATION

    The consolidated financial statements include the accounts of Ferex Corporation and its wholly-owned subsidiaries K & L and FMR. Intercompany transactions and accounts have been eliminated in consolidation.

    CASH

    The Company considers highly-liquid investments with original maturities of three months or less when purchased to be components of cash. The Company maintains a significant portion of its cash balances with two financial institutions.

    Included in cash at December 31, 1997 was $50,000 of restricted cash, as required by the bank with which debt is held (Note 4).

    ACCOUNTS RECEIVABLE, NOTES RECEIVABLE AND ADVANCES

    At December 31, 1997, accounts receivable, trade, is shown net of an allowance for doubtful accounts of $9,517. Management believes all accounts receivable as of December 31, 1996 and all advances as of December 31, 1997 and 1996 were fully collectible; therefore, no respective allowance for doubtful accounts was recorded. Notes receivable result from 1) the sale of equipment to various buyers, which are collateralized by the related equipment; 2) the exercise of stock options by employees, which are collateralized by the related shares of stock; and 3) a personal loan made to an employee and shareholder, which is uncollateralized. Management believes the fair value of the collateralized assets equals or exceeds the note balances; therefore, no allowance for doubtful accounts was recorded.

    INVESTMENTS

    Long-term investment securities included in the balance sheets at December 31, 1997 and 1996 have been classified as held-to-maturity, as described in Note 2, and recorded at the lower of cost or market value.

    INVENTORY

    Inventory consists primarily of scrap material and is stated at the lower of cost (using the average cost method) or market.

                       FEREX CORPORATION AND SUBSIDIARIES

                           DECEMBER 31, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over a 5 to 15-year period. Expenditures for maintenance and repairs, as well as minor renewals, are charged to operations as incurred. Betterments and major renewals are capitalized. Upon retirement or sale of an asset, the cost of the asset and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is charged to operations.

    INTANGIBLES

    Intangibles include organizational costs and customer lists which are amortized over 60 months, and goodwill and other costs which are amortized over 15 years, each on a straight-line basis.

    FINANCING COSTS

    Financing costs are amortized over the original estimated life of the loan of 60 months, using the interest method.

    ADVERTISING COSTS

    Advertising and promotional related expenses are charged to operations when incurred. Advertising expenses for 1997, 1996 and 1995 were $50,894, $31,490 and $10,854, respectively.

    INCOME TAXES

    The Company utilizes the asset and liability method of computing deferred income taxes. In the event differences between the financial reporting bases and the tax bases of the Company's assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such assets is considered necessary. A valuation allowance is provided for a portion or all of the deferred tax assets when it is more likely than not that such portion, or all of such deferred tax assets, will not be realized.

    ACCOUNTING FOR STOCK-BASED COMPENSATION

    Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), encourages, but does not require, companies to record compensation cost for stock-based compensation plans at fair value. The Company has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB
25), and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the measurement date (generally the date of the grant) over the amount the employee must pay to acquire the stock.

    EARNINGS PER SHARE

    In 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). Accordingly, earnings per share of common stock are computed on the basis of the

                       FEREX CORPORATION AND SUBSIDIARIES

                           DECEMBER 31, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

weighted average number of common shares outstanding during the periods. Fully diluted earnings per share amounts are materially the same as earnings per share of common stock. The number of shares used in the earnings per share calculations for 1996 and 1995 have been restated to reflect the adoption of SFAS 128.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    For the majority of the Company's financial instruments, including cash, accounts receivable, debt, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities.

    MANAGEMENT ESTIMATES

    In preparing the financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Actual results may vary from management's estimates.

2. NOTES RECEIVABLE

    At December 31, 1997 and 1996, the Company held $464,372 and $480,949, respectively, of various installment notes receivable from vendors, shareholders and employees. In 1997, monthly principal installments approximated $25,000; interest ranged from 10% to 12% per annum; and the notes were collateralized in most instances by the assets to which they related.

    Future principal collections under notes receivable at December 31, 1997 were as follows:

       YEAR ENDING
       DECEMBER 31,
       ------------
           1998....................................................  $  238,400
           1999....................................................     123,036
           2000....................................................      72,155
           2001....................................................      30,781
                                                                     ----------
                                                                     $  464,372
                                                                     ----------
                                                                     ----------

                       FEREX CORPORATION AND SUBSIDIARIES

                           DECEMBER 31, 1997 AND 1996

3. PROPERTY AND EQUIPMENT

    Major classifications of property and equipment at December 31, 1997 and 1996 are summarized below:

                                                         1997          1996
                                                     ------------  ------------
       Land........................................  $    132,439  $    132,439
       Autos and small trucks......................       625,410       209,832
       Transportation equipment....................     1,688,629       905,266
       Equipment...................................     6,580,795     2,712,357
       Office furniture and equipment..............       231,743       129,302
       Leasehold improvements......................       527,949       239,809
                                                     ------------  ------------
                                                        9,786,965     4,329,005

       Less accumulated depreciation...............     1,542,954       571,104
                                                     ------------  ------------
                                                     $  8,244,011  $  3,757,901
                                                     ------------  ------------
                                                     ------------  ------------

    The Company recorded depreciation and amortization expense related to these assets of $1,041,941, $428,858 and $164,081 for the years ended December 31, 1997, 1996 and 1995, respectively.

                       FEREX CORPORATION AND SUBSIDIARIES

                           DECEMBER 31, 1997 AND 1996

4. LONG-TERM DEBT

    At December 31, 1997 and 1996, long-term debt consisted of the following:

                                                                                            1997          1996
                                                                                        ------------  ------------

Term note payable to bank with interest at 9% on first $140,852 of principal, then at
  LIBOR plus 300 points (8.906% at December 31, 1997); due in monthly installments of
  $23,475 through December 3, 1997, then $35,213 through December 3, 1998, then
  $46,951 through November 3, 2001, unpaid balance and accrued interest due December
  3, 2001; collateralized by accounts receivable, inventory and equipment.............  $  2,535,340  $  2,817,044

Term note payable to bank with interest at 9% on first $125,000 of principal, then at
  LIBOR plus 300 points (8.906% at December 31, 1997); principal due in monthly installments of $41,667 through November 3, 2001, unpaid balance and accrued interest due December 31, 2001, collateralized by accounts receivable, inventory and
  equipment...........................................................................     2,000,000       340,480

Lines-of-credit payable to bank with interest only at 8.812% on $1,801,633 unpaid balance and 9% on $517,553 unpaid balance through December 31, 1999 when the unpaid balance and accrued interest are due; collateralized by accounts receivable,
  inventory and equipment.............................................................     2,319,186       --

Notes payable to equipment vendor with principal only payments of $11,441 payable though September 10, 1998; interest accruing thereafter at varying rates of 7.9% and
  8.9% per annum; due in monthly installments of $4,768 through June 10, 2002;
  collateralized by certain equipment.................................................       257,620       --

Notes payable to vehicle and equipment vendors, payable in monthly installments of
  $1,357, including interest at varying rates of 5.9% and 9.99% per annum; maturing
  April 20, 2000 and May 5, 2003; collateralized by certain vehicle and equipment.....        44,122       --

Notes payable to individual with interest at 10%; unpaid balance and accrued interest
  due June 3, 1997; collateralized by equipment.......................................       --             82,500
                                                                                        ------------  ------------

                                                                                           7,156,268     3,240,024

Less current portion..................................................................     1,033,618       364,205
                                                                                        ------------  ------------

                                                                                        $  6,122,650  $  2,875,819
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    On February 12, 1998, the Company entered into an amendment to credit agreement which changed the due dates and a debt compliance ratio on the lines-of-credit payable. This change has been reflected in the financial statements and maturities of long-term debt.

    The terms of the line-of-credit as of December 31, 1996 were such that the related balance incurred as of December 31, 1997, up to a maximum of $2,000,000, would be converted to a term note on that date. As of December 31, 1997, the $2,000,000 term note referred to above is the result of that conversion.

                       FEREX CORPORATION AND SUBSIDIARIES

                           DECEMBER 31, 1997 AND 1996

4. LONG-TERM DEBT (CONTINUED)
    The future scheduled maturities of long-term debt at December 31, 1997 were as follows:

       YEAR ENDING
       DECEMBER 31,
       ------------
           1998................................................. $  1,033,618
           1999.................................................    3,445,582
           2000.................................................    1,121,859
           2001.................................................    1,543,241
           2002.................................................       11,968
                                                                 ------------
                                                                 $  7,156,268
                                                                 ------------
                                                                 ------------

    At December 31, 1997, the Company had approximately $2,680,000 of unused lines-of-credit with a bank for the following purposes:

           Working capital......................................  $ 482,000
           Acquisition of scrap yards...........................  2,198,000
                                                                  ---------
                                                                  $2,680,000
                                                                  ---------
                                                                  ---------

5. INCOME TAXES

    Components of income taxes as of December 31, 1997, 1996 and 1995 were as follows:

                                            1997        1996        1995
                                         ----------  ----------  ----------
           Federal:
             Current...................  $  340,344  $  397,188  $  268,865
             Deferred..................     232,400     120,500      56,346
           State.......................      51,000      67,500      35,000
                                         ----------  ----------  ----------
                                         $  623,744  $  585,188  $  360,211
                                         ----------  ----------  ----------
                                         ----------  ----------  ----------

    As of December 31, 1997 and 1996, the Company had deferred tax liabilities of approximately $429,000 and $197,000, respectively, which were primarily attributable to depreciation differences in property and equipment for financial statement and tax reporting purposes.

    The Company's Federal income tax rate differs from the Federal statutory rate of 34%, primarily due to certain expenses, which are deductible for financial reporting purposes but not deductible for income

                       FEREX CORPORATION AND SUBSIDIARIES

                           DECEMBER 31, 1997 AND 1996

5. INCOME TAXES (CONTINUED)
tax purposes. The reconciliation of the expected and the reported provision for current Federal income tax is as follows:

                                                                 1997                   1996                   1995
                                                         ---------------------  ---------------------  ---------------------
                                                           AMOUNT        %        AMOUNT        %        AMOUNT        %
                                                         ----------  ---------  ----------  ---------  ----------  ---------
Tax at Federal statutory rate..........................  $  591,372       34.0  $  529,522       34.0  $  341,504       34.0
Effect of nondeductible expenses.......................       8,525        0.5       6,882        0.4      10,195        1.0
Other..................................................      (9,813)      (0.6)      4,234        0.3     (14,588)      (1.5)
State income taxes, net of Federal.....................      33,660        1.9      44,550        2.9      23,100        2.3
                                                         ----------        ---  ----------        ---  ----------        ---
                                                         $  623,744       35.8  $  585,188       37.6  $  360,211       35.8
                                                         ----------        ---  ----------        ---  ----------        ---
                                                         ----------        ---  ----------        ---  ----------        ---

6. STOCK OPTIONS

    During 1996, the Company granted 525,000 stock options to 4 key employees. The options were granted at an exercise price of $0.50 per share, the fair market value of the stock as determined by the Company's Board of Directors. The options became exercisable in increments of 128,750 shares in 1996, 1997 and 1998 and 138,750 in 1999. On March 31, 1997, the Company allowed all of the stock options granted to be exercised regardless of the stated exercise date. Related notes receivable were executed under the terms detailed in Notes 2 and
7. There were no outstanding options as of December 31, 1997.

    The Company applies APB 25 and related interpretations in accounting for its stock options. Accordingly, no compensation cost has been recognized. Had compensation cost for the stock options been determined based on the fair value at the grant date consistent with the method of SFAS 123, approximately $176,000 in gross compensation costs would have been recognized in the year ended December 31, 1996. The Company's net income and earnings per share as of December 31, 1996 would have been reduced to the pro forma amounts net of income taxes indicated below:

           Net income..............................  As reported  $ 972,229
                                                     Pro forma    $ 856,229

           Earnings per share......................  As reported  $    0.06
                                                     Pro forma    $    0.06

    The weighted average fair value at date of grant for options granted during 1996 was $1.36 per option. The fair value of each option grant is estimated using the Black-Shoales option-pricing model with the following weighted-average assumptions used:

           Dividend yield........................................         0%
           Expected volatility...................................         0%
           Risk-free rate of return..............................      6.63%
           Expected life.........................................    4 years

                       FEREX CORPORATION AND SUBSIDIARIES

                           DECEMBER 31, 1997 AND 1996

7. RELATED PARTY TRANSACTIONS

    At December 31, 1997 the Company held $262,500 of notes receivable related to the exercise of stock options by certain current and former employees of the Company. The terms of the notes include interest only, payable at 5.83% per annum through March 31, 2000 when the principal balance and all remaining accrued but unpaid interest are due. These notes are included as a reduction to shareholders' equity.

    In 1996 a shareholder and former president was issued 100,000 shares of the Company's stock in lieu of cash compensation earned as of the date of his resignation.

    In 1996 the Company purchased $30,000 of equipment from a shareholder and the chairman of the Board of Directors.

    In 1995, certain shareholders were issued 75,000 shares of the Company's stock for their personal guaranty of specific Company debt.

8. CONCENTRATIONS OF BUSINESS RISK

    By management's choice, a major portion of the Company's revenue was derived from one customer in 1997, 1996 and 1995. Revenues from this customer accounted for approximately 86%, 90% and 97% of sales during 1997, 1996 and 1995, respectively. The accounts receivable balance from the major customer was approximately $26,000 and $16,500 as of December 31, 1997 and 1996, respectively.

    Management believes the loss of revenue from the major customer would not have a material effect on the Company because of the adequate availability of other buyers for the Company's scrap materials.

9. LEASE COMMITMENTS

    The Company leases collection yards, office facilities and various equipment under short-term rental agreements. Office facilities are leased from a shareholder for $1,500 a month through January 1997 and then $1,700 a month through January 31, 2000. Rent expense was $200,818, $172,253 and $62,621 for operating leases during the years ended December 31, 1997, 1996 and 1995, respectively.

    The total future minimum rental payments required for noncancellable operating leases at December 31, 1997, are approximately as follows:

           YEAR ENDING
           DECEMBER 31,
           ------------
               1998...................................... $    207,000
               1999......................................      207,000
               2000......................................      188,300
               2001......................................      166,000
               2002......................................       93,100
            Thereafter...................................      147,000
                                                          ------------
                                                          $  1,008,400
                                                          ------------
                                                          ------------

    Included in other assets at December 31, 1997 is prepaid rent of approximately $99,000 for a collection yard. The lease term expires November 30, 2007.

                       FEREX CORPORATION AND SUBSIDIARIES

                           DECEMBER 31, 1997 AND 1996

10. ACQUISITIONS

    At various times during 1997 and 1996, the Company acquired the assets of several scrap yards, all of which have been accounted for under the purchase method. Accordingly, the total purchase price was allocated to assets acquired, with no recognition of goodwill, as follows:

                                                          1997          1996
                                                      ------------  ------------
           Property and equipment...................  $  2,354,211  $    754,767
           Prepaid rent.............................       100,000       --
           Inventory................................        45,221       371,504
           Customer list............................        50,000       --
                                                      ------------  ------------
                                                      $  2,549,432  $  1,126,271
                                                      ------------  ------------
                                                      ------------  ------------

    No individual acquisition amounted to more than 20% of total assets at the beginning of each respective year.

    Total revenue from the operation of the scrap yards by the Company after the acquisitions was approximately $5,497,000 and $2,112,000 for years ended December 31, 1997 and 1996, respectively.

11. SUBSEQUENT EVENTS

    Subsequent to year-end, the Company signed a letter of intent for the acquisition of an additional scrap yard in Texas for $2,940,000. In connection with this acquisition, the bank (Note 4) has approved extending the Company's credit facilities to a maximum of $12,500,000. Repayment and interest terms under the new agreement are similar to the prior note.

    In connection with the bank's expansion of the Company's credit facilities, the Company paid an amendment fee of $25,000 at closing, and is obligated to pay an additional $62,500 fee.